UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2025

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17 State Street, Suite 4000, New York City, New York	10004
(Address of registrant’s principal executive office)	(Zip code)

(212) 739-0727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

PRIVATE PLACEMENT:

On April 28, 2025, Alternus Clean Energy, Inc. (the “Company”), a company incorporated under the laws State of Delaware, entered into a Note Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor promissory notes in the aggregate total principal amount of up to $558,000, with the first tranche of $318,000 closing immediately and the remaining $240,000 to close upon request of the Company and at the Investor’s discretion, having a 16.67% original issue discount, an interest rate of 12% per annum and a maturity date of December 31, 2025 (the “Notes”). Pursuant to the Purchase Agreement, with the closing of the private placement of the Note and Warrant (the “Private Placement”), the Company received gross proceeds of $265,000, before fees and other expenses associated with the transaction. The Company intends to use the net proceeds received by it in connection with the Private Placement for working capital, and general corporate purposes, as well as for audit fees.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The Note contains customary events of default including but not limited to: (i) failure to make payments when due under the Note; and (ii) bankruptcy or insolvency of the Company. If an event of default occurs, Buyer may require the Company to redeem all or any portion of the Note (including all accrued and unpaid interest thereon), in cash.

Also on April 28, 2025, the Company entered into a Letter Agreement with the Investor, which modifies certain terms and conditions of the Senior Convertible Note issued April 19, 2024 and the Senior Convertible Note issued October 1, 2024, by the Company to the Investor (collectively, the “2024 Notes”) pursuant to the Securities Purchase Agreement dated April 19, 2024 and the Securities Purchase Agreement dated October 1, 2024. The interest rate on the 2024 Notes is and will continue at a rate of 12% per annum. The conversion price of the 2024 Notes which remain outstanding shall be adjusted to the lesser of i) $0.03 and ii) 55% of the Market Price. Market Price shall mean the average of the three lowest traded prices of at least 100 shares during the twenty (20) Trading Days immediately prior to the Conversion Date. Unless mutually agreed upon, the Conversion Price shall not be less than $0.0001. The maturity date of the 2024 Notes shall be extended to December 31, 2025.

Purusant to the Letter Agreement, the Company agreed to issue the Investor a warrant (the “Warrant”) to purchase up to 34,000,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $0.03 per share (the “Exercise Price”). The Warrant is exercisable immediately and will expire on the date that is five and one-half (5 1/2) years after its date of issuance (the “Maturity Date”) and may be exercised on a cashless basis in the event of a fundamental transaction involving the Company or if the resale of the shares of Common Stock underlying the Warrant is not covered by a registration statement. The Exercise Price is subject to full ratchet antidilution protection, and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The offer and sale of the securities in the Private Placement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to an “accredited investor” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investor regarding the Company or the securities offered and to be issued in the Private Placement.

The foregoing does not purport to be a complete description of each of the Note, the Warrant, the Purchase Agreement, the Letter Agreement and each such description is qualified in its entirety by reference to the full text of each such document, forms of which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated by reference herein.

SPC:

On April 28, 2025, the Company entered into a Settlement Agreement and Stipulation (the “Agreement”) with Southern Point Capital Corporation (“SPC”), pursuant to which the Company agreed to issue Common Stock to SPC in exchange for the settlement of an aggregate of $4,242,963.60 (the “Settlement Amount”) to resolve outstanding overdue liabilities with different vendors. On May 1, 2025, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act in accordance with a stipulation of settlement, pursuant to the Agreement between the Company and SPC. SPC commenced action against the Company to recover the Settlement Amount of past-due obligations and accounts payable of the Company (the “Claim”), which SPC had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between SPC and each of such vendors. The Order provides for the full and final settlement of the Claim and the related action. The Agreement became effective and binding upon execution of the Order by the Court on April 30, 2025. Pursuant to the terms of the Agreement approved by the Order, the Company agreed to issue to SPC shares (the “Settlement Shares”) of the Company’s Common Stock. The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Agreement, SPC may deliver requests to the Company for additional shares of Common Stock to be issued to SPC until the Settlement Amount is paid in full, provided that any excess shares issued to SPC will be cancelled.

In connection with the Agreement, on May 2, 2025, the Company issued 4,000,000 shares of Common Stock to SPC as a settlement fee. The issuance of Common Stock to SPC pursuant to the terms of the Agreement approved by the Order is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear. The Agreement provides that in no event will the number of shares of Common Stock issued to SPC or its designee in connection with the Agreement, when aggregated with all other shares of Common Stock then beneficially owned by SPC and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by SPC and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 4.99% of the Common Stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

LIION:

On May 1, 2025 the Company and its wholly owned subsidiary, BESS, LLC, entered into a Rescission and Release Agreement with LiiON, LLC (the “Rescission”) pursuant to which the parties agreed to rescind the Asset Purchase Agreement previously entered into with LiiON on December 11, 2024, as well as the $2,000,000 promissory note issued to LiiON and the exclusive consulting agreement with one of LiiON’s affiliate companies, and to release one another from any and all obligations and liabilities related thereto.

Also on May 1, 2025 the Company entered into a consulting agreement with Assure Power LLC (“APL”), one of LiiON’s affiliates (the “Consulting Agreement”) pursuant to which APL shall provide certain battery storage services and solutions to the Company in exchange for the issuance of one million shares of the Company’s restricted common stock.

The foregoing descriptions of the Rescission and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rescission and the Consulting Agreement, a copy of which is filed as Exhibit 10.3, and 10.4, respectively, to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 hereof with respect to the issuance of Company securities in connection with the Private Placement, SPC and the Consulting Agreement is incorporated herein by reference.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Note.
4.2	Form of Private Placement Warrant.
10.1	Form of Note Purchase Agreement, by and between the Company and the Investor.
10.2	Letter Agreement by and between the Company and the Investor.
10.3	Rescission and Release Agreement dated May 1, 2025 by and between the Company and LiiON, LLC
10.4	Consulting Agreement dated May 1, 2025 by and between the Company and Assure Power LLC
10.5	Settlement Agreement and Stipulation dated April 28, 2025 by and between the Company and Southern Point Capital Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2025	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors